UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

Star Gas Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT 06902
(Address of principal executive offices, Zip Code)

(203) 328-7310
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 4, 2014, Star Gas Partners, L.P., a Delaware partnership (the "Partnership"), completed the acquisition of Griffith Energy Services, Inc. ("Griffith") of Columbia, Maryland from Central Hudson Enterprises Corporation, a New York corporation, by acquiring Griffith's equity for $69.9 million plus estimated working capital of $32.2 million. Griffith is a fuel and energy services provider and heating oil distributor that services approximately 50,000 residential and commercial accounts in Virginia, West Virginia, Delaware, the District of Columbia, Maryland, and Pennsylvania.

Item 2.02. Results of Operations and Financial Condition.

The information set forth above under Item 2.01 is hereby incorporated by reference into this Item 2.02.

Item 7.01. Regulation FD Disclosure.

Exhibit 99.1 A copy of the Star Gas Partners, L.P. Press Release dated March 4, 2014.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2014	Star Gas Partners, L.P. By: Kestrel Heat, LLC (General Partner)
	By:	/s/ RICHARD F. AMBURY Richard F. Ambury Chief Financial Officer Principal Financial Officer